                                                                      EXHIBIT 12

               Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

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Dollars in millions
                                           Twelve months ended December 31
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                                        1997     1996    1995    1994    1993
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
Earnings:
  Net income                         $ 1 465  $ 1 574   1 296  $1 215  $1 723
  Add: income taxes                      689      758     610     610     968
  Less: equity in undistributed
    income of all affiliates
    accounted for by the
    equity method                         40       25      16      21      50
  Add: fixed charges, excluding
    interest on deposits               7 756    6 502   5 452   4 483   3 781
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  Earnings available for fixed
    charges, excluding interest
    on deposits                        9 870    8 809   7 342   6 287   6 422
  Add: interest on deposits            2 753    2 541   2 520   1 946   1 917
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  Earnings available for fixed
    charges, including interest
    on deposits                       12 623   11 350   9 862   8 233   8 339
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Fixed charges:
  Interest expense, excluding
    interest on deposits               7 728    6 470   5 414   4 452   3 753
  Interest factor in net
    rental expense                        28       32      38      31      28
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  Total fixed charges, excluding
    interest on deposits               7 756    6 502   5 452   4 483   3 781
  Add: interest on deposits            2 753    2 541   2 520   1 946   1 917
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Total fixed charges, including
  interest on deposits                10 509    9 043   7 972   6 429   5 698
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Ratio of earnings to fixed charges:
  Excluding interest on deposits        1.27     1.35    1.35    1.40    1.70(a)
  Including interest on deposits        1.20     1.26    1.24    1.28    1.46(a)
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
(a) For the year ended December 31, 1993, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.64 excluding interest on deposits and 1.43 including interest on deposits.

                                                                                 EXHIBIT 12

           Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
                                         J.P. Morgan & Co. Incorporated
                                                 Consolidated
---------------------------------------------------------------------------------------------------------------
Dollars in millions

                                                                  Twelve months ended December 31
---------------------------------------------------------------------------------------------------------------
                                                         1997        1996       1995        1994        1993
---------------------------------------------------------------------------------------------------------------
Earnings:
  Net income                                          $ 1 465     $ 1 574     $1 296      $1 215      $1 723
  Add: income taxes                                       689         758        610         610         968
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                      40          25         16          21          50
  Add: fixed charges, excluding interest
    on deposits and preferred stock
    dividends                                           7 756       6 502      5 452       4 483       3 781
---------------------------------------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                      9 870       8 809      7 342       6 287       6 422
  Add: interest on deposits                             2 753       2 541      2 520       1 946       1 917
---------------------------------------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                     12 623      11 350      9 862       8 233       8 339
---------------------------------------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on
    deposits                                            7 728       6 470      5 414       4 452       3 753
  Interest factor in net rental expense                    28          32         38          31          28
  Preferred stock dividends                                51          49         35          30          28
---------------------------------------------------------------------------------------------------------------
Total fixed charges, excluding interest
  on deposits                                           7 807       6 551      5 487       4 513       3 809
  Add: interest on deposits                             2 753       2 541      2 520       1 946       1 917
---------------------------------------------------------------------------------------------------------------
Total fixed charges, including interest
  on deposits                                          10 560       9 092      8 007       6 459       5 726
---------------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                         1.26        1.34       1.34        1.39        1.69(a)
  Including interest on deposits                         1.20        1.25       1.23        1.27        1.46(a)
---------------------------------------------------------------------------------------------------------------

(a) For the year ended December 31, 1993, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.63 excluding interest on deposits and 1.42 including interest on deposits.